Exhibit 10.1

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

Name of Participant:      Blank, Donna

NATIONAL FINANCIAL PARTNERS CORP.

EMPLOYMENT INDUCEMENT

RESTRICTED STOCK UNIT AGREEMENT

This EMPLOYMENT INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock Units, by and between National Financial Partners Corp., a Delaware corporation (the “Company”), and Donna J. Blank (the “Participant”).

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has authorized the grant to the Participant of the Restricted Stock Units as set forth in the Notice of Grant of Restricted Stock Units to the Participant as part of an inducement for employment in accordance with New York Stock Exchange Rule 303A.08 pursuant to the letter agreement by and between the Company and the Participant dated August 4, 2008 regarding the terms of the Participant’s employment with the Company.

NOW, THEREFORE, as a material inducement for the Participant to commence employment with the Company, and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1.	Grant of Award. Pursuant to the Committee’s action on July 30, 2008, the Company grants to the Participant, as of the effective date of grant specified in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions set forth herein, the number of Restricted Stock Units as shown on the Notice of Grant of Restricted Stock Units. Record of the Participant’s grant shall be kept on the books of the Company until the Restricted Period (as defined in Section 2) shall have lapsed.

2.

Vesting. The Restricted Stock Units granted to the Participant shall vest and become payable in accordance with the schedule set forth in the Notice of Grant of Restricted Stock Units, attached hereto as Exhibit A. Such schedule indicates each date upon which the Participant shall be entitled to receive shares of Common Stock, provided that as of each such vesting date, the Participant’s Employment, as defined below, with the Company and its affiliates has not been terminated, except as otherwise provided herein. The period from the date of grant of a Restricted Stock Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

3.	Form of Payment. Unless otherwise determined by the Committee at the time of payment, and except as provided in Section 8, each Restricted Stock Unit granted hereunder shall represent the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit.

4.	Dividend Equivalents. Restricted Stock Units shall earn dividend equivalents as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Common Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. Dividend equivalents earned during each Restricted Period shall be paid on the following vesting date, at the discretion of the Committee, in cash or additional Restricted Stock Units.

If paid in additional Restricted Stock Units, the number of Restricted Stock Units earned for each dividend paid shall equal the quotient obtained by dividing (a) the product of (i) the number of the Restricted Stock Units credited to such participant’s account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date, by (b) the Fair Market Value of a share of Common Stock as of such Dividend Date. Immediately prior to a vesting date, the data for each dividend paid during a Restricted Period, as calculated in accordance with the previous sentence, shall be aggregated and rounded to the nearest whole number, and the Restricted Stock Units will be awarded.

5.	Restrictions on Transfer. Restricted Stock Units may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Restricted Stock Unit Agreement shall be valid, and the Company will not transfer any of such Restricted Stock Units on its books, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

6.	Approvals. No shares of Common Stock shall be issued under this Restricted Stock Unit Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to the Participant on the Participant’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

7.

Termination of Employment. Subject to Section 8 below, in the event that the Participant’s Employment with the Company and its affiliates terminates other than because of the Participant’s death or Disability, those Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall immediately be forfeited and cancelled. In the event that the Participant’s Employment with the Company and its affiliates terminates because of the Participant’s death or Disability, all Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall become immediately vested and payable.

8.	Change in Control. In the event of a Change in Control (as defined in paragraph 8(c) below), the following provisions shall apply to the Restricted Stock Units that have not become vested and payable as of the effective date of such Change in Control:

(a)	In the event that the Restricted Stock Units are not expressly assumed by a successor to the Company’s business pursuant to the transaction(s) constituting a Change in Control, all of the Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed shall become immediately vested and payable in cash upon ten business days following such Change in Control. The amount to be so paid to the Participant shall be calculated by multiplying (i) the number of Restricted Stock Units then becoming vested and payable by (ii) the per share Fair Market Value of the Common Stock as of the date of the Change in Control.

(b)	In the event that the Restricted Stock Units are expressly assumed by a successor to the Company’s business pursuant to the transaction(s) constituting a Change in Control, the Restricted Stock Units shall remain subject to their original terms and conditions, except as adjusted by the Committee to provide for such assumption; provided, however, that in the event the Participant’s Employment with the Company and its affiliates is terminated either (i) in contemplation of the Change In Control six months prior to the Change in Control or (ii) as a result of the Change in Control within eighteen months after the Change in Control either (x) by such successor entity or one of its affiliates other than for Cause (as defined in paragraph 8(c) below), or (y) by the Participant for Good Reason (as defined in paragraph 8(c) below), those Restricted Stock Units with respect to which the restrictions and forfeiture provisions have not lapsed as of the effective date of such termination of Employment shall become immediately vested and payable as of the effective date of such termination.

(c)	Definitions: For purposes of this Agreement:

“Cause” shall mean (i) the failure of the Participant to substantially fulfill his or her obligations with respect to his or her Employment, (ii) the Participant is charged with or convicted of a felony or engages in conduct that constitutes gross negligence or gross misconduct in carrying out his or her duties with respect to his or her Employment, (iii) violation by the Participant of any noncompetition, nonsolicitation or confidentiality provision contained in any agreement between the Participant and the Company, (iv) any material act by the Participant involving dishonesty or disloyalty or any act by the Participant involving moral turpitude which adversely affects the business of the

Company or (v) the breach by the Participant of any material provision of the Company’s code of ethics or policies with regard to trading in securities of the Company or any other policies or regulations of the Company governing the conduct of its employees or contractors.

A “Change in Control” shall mean:

(1) any “person”, as such term is used in Sections 3(a)(9) and 13(d) of the Securities and Exchange Act of 1934 (the “Securities Act”), other than the Company or any employee benefit plan sponsored by the Company, becomes a “beneficial owner”, as such term is used in Rule 13d-3 promulgated under the Securities Act, of 30% or more of the outstanding shares of common stock of the Company;

(2) the dissolution or sale of all or substantially all of the assets of the Company;

(3) consummation of a merger or consolidation after which, (A) the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, Voting Securities (as defined below) or other ownership interests of the entity or entities, if any, that succeed to the business of the Company having more than 50% of the Voting Power (as defined below) of the combined company in substantially the same proportions as they beneficially owned the Voting Securities of the Company (there being excluded from the Voting Securities held by such shareholders, but not from the Voting Securities of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company) or (B) individuals who were Incumbent Members (as defined below) of the Board immediately before such combination do not hold a majority of the seats on the board of directors of the combined company; or

(4) at any time after December 16, 2004, individuals who, as of December 16, 2004, constitute the Board (the “Incumbent Members”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 16, 2004 whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the then Incumbent Members shall be considered as though such individual were an Incumbent Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board.

For purposes hereof (A) “Voting Securities” shall mean any securities of a corporation entitled, or which may be entitled, to vote on matters submitted to the stockholders generally (whether or not entitled to vote in the general election of directors), or securities which are convertible into, or exercisable or exchangeable for, such Voting Securities, whether or not subject to the passage of time or any contingency and (B) “Voting Power” shall mean the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of such Voting Securities, or by the holders of any other Voting Securities into which such other Voting Securities may be convertible, exercisable or exchangeable for, upon any matter submitted to stockholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

“Common Stock” means the common stock, par value $0.10 per share, of the Company.

“Employment” means employment with, or services performed as an officer, non-Employee director, Employee, independent contractor (including, without limitation, managers, including an entity manager) or agent of or as a consultant to, the Company or any Related Entity.

“Good Reason” shall mean any of the following without the consent of the Participant: (i) a material diminution in Participant’s position, duties or responsibilities from those held, exercised and/or assigned to Participant immediately prior to a Change in Control, (ii) a substantial reduction, in the aggregate, of current base salary, bonus opportunity, incentive compensation and benefits provided to the Participant other than an across-the-board reduction which applies to other similarly situated Participants or (iii) any requirement that the Participant’s services be rendered primarily at a location or locations more than 50 miles from the Participant’s principal place of Employment as of the date of a Change in Control.

9.	Taxes. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Unit Agreement. At the time the Participant recognizes taxable income in respect to the Restricted Stock Units, the Participant shall owe to the Company an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the payment of the Restricted Stock Units. At the Company’s discretion, the Participant may satisfy the foregoing requirement by one or a combination of the following methods: (a) making a payment to the Company in cash or cash equivalents; (b) with the consent of the Company, by authorizing the Company to withhold cash otherwise due to the Participant; (c) authorizing the Company to withhold a portion of the shares of Common Stock to be received hereunder having a value equal to or less than the minimum amount required to be withheld or (d) a combination of the foregoing.

10.	Compliance with Law and Regulations. This Agreement, the Award granted hereby and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

11.	Additional Terms and Conditions. The Participant shall have none of the rights of a stockholder of the Company with respect to any portion of such Inducement Award unless and until shares of Common Stock have been issued to the Participant in settlement of such Inducement Award. The Restricted Stock Units granted to the Participant pursuant to this Agreement are granted on a stand-alone basis outside the National Financial Partners Corp. 2002 Stock Incentive Plan (the “Plan”), as a material inducement for the Participant to commence employment with the Company. Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to the Restricted Stock Units if the Restricted Stock Units been granted under the Plan (except as otherwise expressly provided herein) be applicable to the Restricted Stock Units granted pursuant to this Agreement, and accordingly, references to the Plan are made herein for such purpose. Unless otherwise defined in this Agreement, terms used in this Agreement will have the meanings as set forth in the Plan. The Committee of the Board is authorized to grant to the Participant, as of the effective date of grant specified in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions set forth herein, the number of Restricted Stock Units as shown on the Notice of Grant of Restricted Stock Units.

12.	Notices. Any notices required or permitted hereunder shall be addressed to Office of the General Counsel, National Financial Partners, 340 Madison Avenue, New York, New York, 10173, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

13.	Binding Agreement; Successors. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant’s personal representatives and beneficiaries.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all Persons.

15.	Amendment. This Agreement may be amended or modified by the Company at any time; provided, that notice is provided to the Participant in accordance with Section 12; and provided, further, that no amendment or modification that is adverse to the rights of the Participant as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

16.

Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Restricted Stock Unit, the purchase price of each such outstanding Restricted Stock Unit, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares of Common Stock, or similar transaction affecting the shares of Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Committee may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”) applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustment and its determination shall be final, binding and conclusive. Except as the Committee determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to a Restricted Stock Unit.

17.	Awards and Certificates. Shares of Common Stock issuable upon settlement of a Restricted Stock Unit shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of a Restricted Stock Unit shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, if any.

18.	No Right of Employment. This Agreement shall not confer upon the Participant any right to continued Employment, nor shall it interfere in any way with the right of the Company or any related entity thereof to terminate the Employment of the Participant at any time.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Participant has hereunto set his hand, all as of the day and year set forth below.

NATIONAL FINANCIAL PARTNERS CORP.

/s/ Stancil E. Barton
Name: Stancil E. Barton
Title: Executive Vice President, General Counsel

The undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

DONNA J. BLANK

/s/ Donna J. Blank

Dated as of: 4/17/09

EXHIBIT A

NATIONAL FINANCIAL PARTNERS CORP.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

PURSUANT TO THE

EMPLOYMENT INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

This Notice is to certify that you, Donna J. Blank (the “Participant”), have been granted the number of Restricted Stock Units set forth below under the terms and conditions set forth in this Notice as part of an inducement for employment in accordance with New York Stock Exchange Rule 303A.08 pursuant to the letter agreement by and between National Financial Partners Corp. (the “Company”) and the Participant dated August 4, 2008 regarding the terms of the Participant’s employment with the Company.

This Notice is subject to and incorporates by reference the terms and conditions of the Employment Inducement Restricted Stock Unit Agreement (the “Agreement”), two copies of which are enclosed. Please refer to the Agreement for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign the Agreement in order for this Notice and grant to be effective. Please sign and date both copies of the Agreement on the last page, returning one to Malika Hinkson and retaining the other for your records.

Name of Participant:	Donna J. Blank

Number of Restricted Stock Units:	25,775

Grant Date:	September 1, 2008

Vesting Schedule:	Subject to Participant’s continuous Employment as defined in the Agreement and subject to accelerated vesting in certain circumstances, one-third of this Restricted Stock Unit Grant shall vest on each of the first three yearly anniversaries of the Grant Date.

Additional Terms:	See the Restricted Stock Unit Agreement.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933